EXHIBIT 99.1

FINANCIAL
RELATIONS BOARD

                                                         RE: NN, Inc.
                                                         2000 Waters Edge Drive
                                                         Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                   AT FINANCIAL RELATIONS BOARD
--------------                                   ----------------------------
Will Kelly                                        Marilynn Meek   Susan Garland
Vice President and Chief Administrative Officer   (General info)  (Analyst info)
(423) 743-9151                                    212-827-3773    212-827-3775

FOR IMMEDIATE RELEASE
August 8, 2005

                    NN, INC. REVISES 2005 SECOND QUARTER AND
                 SIX MONTH ENDED JUNE 30, 2005 REPORTED EARNINGS

Johnson City, Tenn, August 8, 2005 - NN, Inc. (Nasdaq: NNBR) today reported that it was revising its 2005 second quarter and six month ended revenues and earnings per share previously reported in its earnings release and SEC Form 8-K dated July 28, 2005. The revision is the result of the Company discovering a sales invoicing issue, subsequent to the release of its 2005 second quarter earnings, which affected a single customer at its Industrial Molding Division. This revision will reduce reported revenues by approximately $0.4 million from $84.2 million and $170.9 million to $83.8 million and $170.5 for the 2005 second quarter and six months ended June 30, 2005, respectively. Additionally, the revision will reduce reported diluted earnings per share of $0.21 and $0.44 to $0.19 and $0.43 per diluted share for the same periods, respectively. The Company will file its June 30, 2005 Form 10-Q on August 9, 2005, which will reflect the revised amounts.

NN, Inc. manufacturers and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the company manufactures a variety of other plastic components. NN, Inc. had sales of US $304 million in 2004.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "outlook", "plans", "projection", "may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31, 2004.